UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2016

Acushnet Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3949	45-5644353
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

333 Bridge Street

Fairhaven, Massachusetts 02719

(Address of Principal Executive Offices) (Zip Code)

(800) 225-8500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 26, 2016, Acushnet Holdings Corp. (the “Company”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Odin 3, LLC, Odin 4, LLC, WB Atlas LLC, Neoplux No. 1 Private Equity (collectively, the “Financial Investors”) and Magnus Holdings Co., Ltd. (“Magnus”) that provides Magnus and the Financial Investors “demand” registration rights and customary “piggyback” registration rights and that will require the Company to file a shelf registration statement on Form S-3 covering all shares subject to the Registration Rights Agreement once the Company is eligible to use a Form S-3. The Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities that may arise under the Securities Act of 1933, as amended, or to contribute to payments the registration rights holders may be required to make in respect of those liabilities.

The Registration Rights Agreement is filed herewith as Exhibit 10.1, and is incorporated herein by reference. The terms of the Registration Rights Agreement are substantially the same as the terms set forth in the form of such agreement previously filed as Exhibit 10.19 to the Company’s Registration Statement on Form S-1 (File No. 333-212116), as amended (the “Registration Statement”).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of October 26, 2016, among Acushnet Holdings Corp., Odin 3, LLC, Odin 4, LLC, WB Atlas LLC, Neoplux No. 1 Private Equity and Magnus Holdings Co., Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSHNET HOLDINGS CORP.

By:	/s/ Joseph Nauman
Name:	Joseph Nauman
Title:	Executive Vice President, Chief Legal and Administrative Officer and Secretary

Date: November 1, 2016

Index to Exhibits

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of October 26, 2016, among Acushnet Holdings Corp., Odin 3, LLC, Odin 4, LLC, WB Atlas LLC, Neoplux No. 1 Private Equity and Magnus Holdings Co., Ltd.